[LOGO OMITTED]

                              FOR IMMEDIATE RELEASE


                      WORLD WRESTLING ENTERTAINMENT, INC.,
                           ANNOUNCES EXECUTIVE CHANGES

STAMFORD, CONN., OCTOBER 31, 2002 - Effective today, Augie Liguori, Chief Financial Officer, and Julie Hoffman, Chief Marketing Officer, will be leaving World Wrestling Entertainment, Inc.

"As our organization continues to evolve, we seek to bring in new leadership in both the financial and marketing areas," said Linda McMahon, WWE's CEO. "Our focus for the future will continue to be on strengthening our core product, and we believe that new executive talent will further this key corporate objective."

While WWE conducts executive searches to fill these positions, Frank Serpe, Chief Accounting Officer, will serve as acting CFO, and Basil DeVito, a long-time company associate, will direct the marketing initiatives.

WORLD WRESTLING ENTERTAINMENT, INC. (NYSE: WWE) is an integrated media and entertainment company headquartered in Stamford, Conn., with offices in New York, Los Angeles, Toronto and London, and The World(R), an entertainment complex in Times Square, New York City. Additional information on the company can be found at WWE.COM and CORPORATE.WWE.COM.

                                       ###

MEDIA  CONTACT:   Gary  Davis,   Vice   President,   Corporate   Communications,
203-353-5066


INVESTOR CONTACT: Tom Gibbons, Vice President, Investor Relations - 203-328-2576



FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, food and beverage, entertainment, professional sports, and licensed merchandise; acceptance of the Company's brands, media and merchandise within those markets; uncertainties relating to litigation; risks associated with producing live events both domestically and internationally; uncertainties associated with international markets; and other risks and factors set forth from time to time in Company filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.